Exhibit 1
Comet Technologies, Inc.
Schedule 13D

               COMET TECHNOLOGIES, INC.

 Option for the purchase of 200,000 Shares of Common
                        Stock
                  Par Value $0.001

               STOCK OPTION AGREEMENT

THE  HOLDER  OF  THIS  OPTION, BY ACCEPTANCE  HEREOF,
BOTH  WITH RESPECT TO THE OPTION AND COMMON STOCK
ISSUABLE UPON EXERCISE  OF THE OPTION,   AGREES  AND
ACKNOWLEDGES  THAT  THE   SECURITIES REPRESENTED  BY
THIS CERTIFICATE HAVE NOT BEEN REGISTERED  UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES
ACT"), OR UNDER  THE  SECURITIES LAWS OF ANY STATE.
THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT
AND MAY NOT BE TRANSFERRED OR SOLD IN THE ABSENCE OF
AN EFFECTIVE REGISTRATION STATEMENT OR OTHER
COMPLIANCE UNDER THE SECURITIES ACT OR THE LAWS OF
THE APPLICABLE STATE OR A "NO ACTION" OR INTERPRETIVE
LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR
AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE
ISSUER, AND ITS COUNSEL, TO THE EFFECT THAT THE SALE
OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE
SECURITIES ACT AND SUCH STATE STATUTES.

     This is to certify that, for value received, JACK M. GERTINO (the "Optionee") is entitled to purchase from COMET TECHNOLOGIES, INC. (the
"Company"), on the terms and conditions hereinafter set forth, all or any part of 200,000 shares ("Option
Shares") of the Company's common stock, par value
$0.001 (the "Common Stock"), at the purchase price of $0.1875 per share ("Option Price"). Upon exercise of this option in whole or in part, a certificate for the Option Shares so purchased shall be issued and delivered to the Optionee. If less than the total option is exercised, a new option of similar tenor shall be issued for the unexercised portion of the options represented by this Agreement.

      This option is granted subject to the following further terms and conditions:

     1. This option shall vest and be exercisable immediately, and shall expire at 5:00 p.m. Salt Lake
City time on March 10, 2009.
In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:
            (a) Deliver to the Corporate Secretary
of the Corporation an executed notice of exercise in substantially the form of attached to this Agreement
(the "Exercise Notice") in which there is specified the number of Option Shares which are to be purchased under the exercised option.

            (b) Pay the aggregate Option Price for
the purchased shares through one or more of the following alternatives:

               (i)  full payment in cash or by check
                    made payable to the
                    Corporation's order;
               (ii) full  payment in shares of
                    Common Stock  held for the
                    requisite period necessary to
                    avoid a charge   to   the
                    Company's   earnings   for
                    financial  reporting purposes
                    and  valued  at Fair  Market
                    Value on the Exercise  Date  (as
                    such term is defined below);
               (iii)      full  payment through a
                    combination  of shares of Common
                    Stock held for the requisite
                    period  necessary to avoid a
                    charge  to  the Company's
                    earnings  for financial
                    reporting purposes  and valued
                    at Fair Market Value  on the
                    Exercise Date and cash or check
                    payable to the Company's order;
               (iv) full payment effected through a
                    broker-dealer sale and
                    remittance procedure pursuant to
                    which Optionee shall provide
                    concurrent irrevocable written
                    instructions (i) to a brokerage
                    firm to effect the immediate
                    sale of the purchased shares and
                    remit to the Company, out of the
                    sale proceeds available on the
                    settlement date, sufficient
                    funds to cover the aggregate
                    Option Price payable for the
                    purchased shares plus all
                    applicable Federal, state and
                    local income and employment
                    taxes required to be withheld in
                    connection with such purchase
                    and (ii) to the Company to
                    deliver the certificates for the
                    purchased shares directly to
                    such brokerage firm in order to
                    complete the sale transaction;
                    or
               (v)  full payment through conversion of
                    the option to  purchase Option
                    Shares into the number of
                    fully  paid  and nonassessable
                    Option  Shares calculated
                    pursuant to the following
                    formula:

                    X   =   Y (A-B)
                             A
                    where:  X = the number  of  Option
                    Shares to be issued to the Optionee;

                    Y   =     the  number of
                    Option Shares  for which   the
                    conversion   right   is   being
                    exercised;

                    A   =    the Fair Market Value
                    per share as of  the  date of
                    exercise of such  conversion
                    right; and

                    B   =     the Option Price
                    with respect  to such Option
                    Shares.

            (c)    Furnish   to the Corporation
appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.


           (d)  For purposes of this Agreement, the
Exercise Date shall be the date on which the executed Exercise Notice shall have been delivered to the Company. Except to the extent the sale and remittance procedure specified above is utilized in connection with the option exercise, payment of the Option Price for the purchased shares must accompany such Exercise Notice.

           (e)   For all valuation purposes under
this Agreement, the Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

               (i)  If the Common Stock is not at
                    the time listed or   admitted
                    to  trading  on  any  national
                    securities  exchange but  is
                    traded  on  the Nasdaq National
                    Market, the Fair Market Value
                    shall  be the mean between the
                    highest  "bid" and lowest
                    "offered" quotations of a share
                    of Common Stock on such date (or
                    if none, on the most recent date
                    on which there were bid  and
                    offered  quotations  of  a
                    share  of  Common Stock),  as
                    reported by the Nasdaq  National
                    Market or any successor system.
               (ii) If  the Common Stock is at the
                    time listed or admitted   to
                    trading on any national
                    securities  exchange, then  the
                    Fair  Market Value shall be the
                    closing selling price  per share
                    on  the  date  in  question  on
                    the securities   exchange,  as
                    such   price is officially
                    quoted in the composite  tape
                    of transactions on such
                    exchange.  If there is no
                    reported  sale of Common  Stock
                    on  such exchange  on the date
                    in question,  then  the Fair
                    Market  Value  shall  be  the
                    closing selling  price on the
                    exchange  on  the  last
                    preceding   date  for  which
                    such  quotation exists.
               (iii)      If  the  Common Stock is
                    not listed  on such date on any
                    national securities exchange nor
                    included in the Nasdaq National
                    Market, but is traded in the
                    over-the-counter market, the
                    highest "bid" quotation of  a
                    share  of Common Stock on such
                    date (or if none, on the most
                    recent  date on which  there
                    were  bid quotations  of a share
                    of Common  Stock),  as reported
                    on the Nasdaq Smallcap Market or
                    the NASD OTC Bulletin Board, as
                    applicable.

           (f)   Upon such exercise, the Company
shall issue and cause to be delivered with all reasonable dispatch (and in any event within three business days of such exercise) to or upon the written order of the Optionee at its address, and in the name of the Optionee, a certificate or certificates for the number of full Option Shares issuable upon the exercise together with such other property (including cash) and securities as may then be deliverable upon such exercise. Such certificate or certificates shall be deemed to have been issued and the Optionee shall be deemed to have become a holder of record of such Option
Shares as of the Exercise Date.

      2.    The Optionee acknowledges that the
shares subject to this option have not and will not
be registered as of the date of exercise of this
option under the Securities Act or the securities
laws of any state. The Optionee acknowledges that
this option and the shares issuable on exercise of
the option, when and if issued, are and will be
"restricted securities" as defined in Rule 144
promulgated by the Securities and Exchange
Commission and must be held indefinitely unless
subsequently registered under the Securities Act and
any other applicable state registration
requirements.   Except as provided herein, the
Company  is under no obligation to register the
securities  under the  Securities Act or under
applicable state statutes.   In the absence of such
a registration or an available exemption from
registration, sale of the Option Shares may be
practicably impossible.   The Optionee shall confirm
to the Company the representations set forth above in connection with the exercise of all or any portion of this option. The Company agrees to register or qualify the Option Shares, but not this option, for resale as follows:

      (a)   If, at any time during the period in
which the rights represented  by  this  Agreement
are  exercisable,  the  Company proposes  to file a
registration statement or notification  under the
Securities Act for the primary or secondary sale of
any debt or  equity security, it will give written
notice at least 30 days prior   to  the   filing  of
such registration statement or notification to the Optionee of its intention to do so. The
Company agrees that, after receiving written notice from the Optionee of its desire to include its Option Shares in such proposed registration statement or notification, the
Company shall afford the Optionee the opportunity to have its Option Shares included therein.
Notwithstanding the provisions of  this paragraph
2(b), the Company shall have the right, at any time after it shall have given written notice pursuant to this paragraph (whether or not a written request for inclusion of the Option Shares shall be made) to elect not to file any such proposed registration statement or notification or to withdraw the same after the filing but prior to the effective date thereof. In no event shall the Company be obligated to include the Option Shares in any registration statement or notification under this paragraph 2(b) if, in the opinion of the underwriter, the inclusion of the Option Shares in such registration statement or notification would be materially detrimental to the proposed offering of debt or equity securities pursuant to which the Company gave notice to the holders under this paragraph;
provided, that the Option Shares shall not be excluded from any such registration statement or notification if debt or equity securities of the Company held by any other persons are, or will be, included in such registration statement or notification.

      (b)   In  connection  with  the filing  of  a
registration statement, notification, or post-effective amendment under this section, the Company covenants and agrees:

            (i)    to  pay  all  expenses  of  such
     registration statement,   notification,   or
     post-effective   amendment, including, without
     limitation, printing charges, legal fees and disbursements of counsel for the Company, blue sky expenses, accounting fees and filing fees, but not including legal fees and disbursements of counsel to the Optionee and any sales commissions on Option Shares offered and sold;

           (ii) to take all necessary action which
     may reasonably be required in qualifying or registering the Option Shares included in a registration statement, notification or post effective amendment for the offer and sale under the securities or blue sky laws of such states as requested by the Optionee;
     provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction; and

           (iii)     to utilize its best efforts to
     keep the same effective   on  a  continuous  or
     shelf  basis  until all registered Option
     Shares of the Optionee have been sold.

     (c)  The Optionee shall cooperate with the
Company and shall furnish such information as the
Company may request in connection with  any  such
registration statement,  notification  or  post
effective  amendment  hereunder, on which the
Company  shall  be entitled  to  rely,  and the
Optionee shall  indemnify  and  hold harmless the
Company (and all other persons who may be subject to
liability under the Securities Act or otherwise)
from and against any and all claims, actions, suits,
liabilities, losses, damages, and  expenses  of
every  nature and  character  (including,  but
without  limitation,  all attorneys' fees  and
amounts  paid  in settlement of any claim, action,
or suit) which arise  or  result directly  or
indirectly from any untrue statement of  a  material
fact   furnished  by  the  Optionee  in  connection
with   such registration  or  qualification,  or
from the failure of the Optionee to furnish material information in connection with the facts required to be included in such registration statement, notification or post-effective amendment necessary to make the statements therein not misleading.

      3.    The Company, during the term of this
Agreement, will obtain from the appropriate regulatory agencies any requisite authorization in order to issue and sell such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Agreement.

      4.    The  number  of  Option Shares
purchasable  upon  the exercise  of this option and
the Option Price per share shall  be subject  to
adjustment from time to time subject to the
following terms.   If the outstanding shares of
Common Stock of the Company are  increased,
decreased,  changed  into  or  exchanged  for  a
different  number  or  kind  of shares  of  the
Company  through reorganization, recapitalization,
reclassification,    stock dividend, stock split or
reverse stock split, the Company or  its successors
and   assigns   shall  make   an   appropriate and
proportionate adjustment in the number or kind of shares, and the per-share Option Price thereof, which may be issued to the Optionee under this Agreement upon exercise of the options granted under this Agreement. The purchase rights represented by this option shall not be exercisable with respect to a fraction of a share of Common
Stock. Any fractional shares of Common Stock arising from the dilution or other adjustment in the number of shares subject to this option shall rounded up to the nearest whole share.


     5. The Company covenants and agrees that all Option Shares which may be delivered upon the exercise of this option will, upon delivery, be free from all taxes, liens, and charges with respect to the purchase thereof; provided, that the Company shall have no obligation with respect to any income tax liability of the Optionee and the Company may, in its discretion, withhold such amount or require the Optionee to make such provision of funds or other consideration as the Company deems necessary to satisfy any income tax withholding obligation under federal or state law.

      6.    The  Company agrees at all times to
reserve or hold available a sufficient number of shares of Common Stock to cover the number of Option Shares issuable upon the exercise of this and all other options of like tenor then outstanding.

      7.   This option shall not entitle the holder
hereof to any voting rights or other rights as a
shareholder of the Company, or to   any  other
rights whatsoever, except the rights herein expressed, and no dividends shall be payable or accrue in respect of this option or the interest represented hereby or the Option Shares purchasable hereunder until or unless, and except to the extent that, this option shall be exercised..

      8.   The Company may deem and treat the
registered owner of this option as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

      9.    In the event that any provision of this
Agreement  is found  to  be  invalid  or  otherwise
unenforceable  under any applicable law, such
invalidity or unenforceability shall not  be
construed  as  rendering  any other provisions
contained  herein invalid or unenforceable, and all
such other provisions shall  be given        full
force and effect to the same extent as though the invalid or unenforceable provision were not contained herein.

      10.   This Agreement shall be governed by and
construed in accordance with the internal laws of the state of Utah, without regard to the principles of conflicts of law thereof.

      11.   Except  as otherwise provided herein,
this Agreement shall be binding on and inure to the benefit of the Company and the person to whom an option is granted hereunder, and such person's heirs, executors, administrators, legatees, personal representatives, assignees, and transferees.


     IN WITNESS WHEREOF, the Company has caused this option to be executed by the signature of its duly authorized officer, effective this 11th day of March, 1999.

                        COMET TECHNOLOGIES, INC.
                        By  /s/ Philip C. Gugel,
                            Vice President

      The undersigned Optionee hereby acknowledges receipt of a copy of the foregoing option and acknowledges and agrees to the terms and conditions set forth in the option.

                        /s/ Jack M. Gertino

                   Exercise Notice
     (to be signed only upon exercise of Option)

TO:  Comet Technologies, Inc.

       The  Optionee,  holder  of  the  attached
option,  hereby irrevocable elects to exercise the
purchase rights represented by the       option
for,     and            to    purchase
thereunder,
________________________________ shares of common
stock of Comet Technologies, Inc., and herewith makes payment therefor, and requests that the certificate(s) for such shares be delivered to the Optionee at:


_____________________________________ _____________


_____________________________________ _____________


_____________________________________ _____________

     If purchase is to be effected by conversion of
the option to Common  Stock,  the Optionee hereby
converts option  rights  with respect   to
__________________________________  Option   Shares
represented by the option.

     If acquired without registration under the
Securities Act of 1933, as amended ("Securities
Act"), the Optionee represents that the  Common
Stock is being acquired without a view to,  or  for,
resale  in  connection  with  any  distribution
thereof  without registration  or  other compliance
under the Securities  Act  and applicable state
statutes, and that the Optionee has no direct or
indirect  participation  in  any  such  undertaking
or  in   the underwriting  of  such an undertaking.
The Optionee  understands that  the  Common  Stock
has not been registered,  but  is  being acquired
by reason of a specific exemption under the
Securities Act  as well as under certain state
statutes for transactions  by an  issuer  not
involving  any  public  offering  and  that  any
disposition of the Common Stock may, under certain
circumstances, be  inconsistent with these
exemptions. The Optionee acknowledges that  the
Common  Stock  must be  held  and  may  not  be
sold, transferred,   or   otherwise  disposed  of
for  value   unless
subsequently registered under the Securities Act or
an  exemption from  such  registration is available.
The Company is  under  no obligation to register the
Common Stock under the Securities Act, except  as
provided  in  the  Agreement  for  the  option.
The certificates  representing the Common Stock will
bear  a  legend restricting  transfer,  except  in
compliance  with   applicable federal and state
securities statutes.

      The Optionee agrees and acknowledges that this purported exercise of the option is conditioned on, and subject to, any compliance with requirements of applicable federal and state securities laws deemed necessary by the Company.
     DATED this ________ day of
________________________________, __________.




     _______________________________________
                                   Signature